Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-289581) on Form S-8 of our report dated March 5, 2026, with respect to the consolidated financial statements of Miami International Holdings, Inc.
/s/ KPMG LLP
New York, New York
March 5, 2026